Exhibit 23.1



                        INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement of CACI International Inc on Form S-8 of our reports dated August 12, 1996 appearing in the Annual Report on Form 10-K of CACI International Inc for the year ended June 30, 1996.




DELOITTE & TOUCHE LLP


Washington, D.C.
January 24, 1997